CHAIRMAN OF THE BOARD

                              EMPLOYMENT AGREEMENT


     THE CHAIRMAN OF THE BOARD EMPLOYMENT AGREEMENT ("Agreement"), dated this 1st day of January 2003, by and between Chesapeake Utilities Corporation, a Delaware corporation (the "Company"), and Ralph J. Adkins ("Adkins").

                                   WITNESSETH:
     WHEREAS, the Company is currently obtaining the benefit of Adkins' services as an employee in the capacity of Chairman of the Company's Board of Directors ("Chairman") under an Executive Employment Agreement, dated January 1, 2001;

     WHEREAS, the Company's Board of Directors (the "Board") has authorized the Company to agree to provide for Adkins' continued employment on the terms set forth in this Agreement; and

     WHEREAS, Adkins is willing, in consideration of the covenants hereinafter provided, to continue to be employed by the Company in the capacity of Chairman and to render services incident to such position during the term of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Adkins hereby agree as follows:

     1. Employment. The Company agrees to employ Adkins, and Adkins agrees to accept employment, as Chairman, with such reasonable duties and responsibilities as are consistent with the By-laws of the Company, as of the date hereof, and the Position Description dated January 1, 2003, appended to this Agreement.

     2. Term of Agreement. The term of Adkins' employment under this Agreement (the "Term") shall extend until May 18, 2004, unless such employment is earlier terminated (i) by either the Company or Adkins upon 90 days prior written notice to the other or (ii) otherwise accordance with the provisions of
Section  8.

     3. Time. Adkins agrees to devote sufficient time consistent with the duties of the Chair and, during that time, his full best efforts for the benefit of the Company and its subsidiaries, and not to serve any other business enterprise or organization in any capacity during the Term, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     4. Office. During the Term, Adkins shall serve as the Company's Chairman and act as the liaison between the Board of Directors and Management.

     5. Compensation. During the Term, the Company shall compensate Adkins for his services hereunder at a rate of $200,000 per annum, payable in equal semimonthly installments, or such greater or lesser amount as the Board may determine ("Base Compensation"). The Base Compensation rate shall be reviewed annually and may be increased or decreased from time to time.

     6. Expenses. During the Term, the Company shall pay all necessary and reasonable business expenses incurred by Adkins on behalf of the Company in the course of his employment under this Agreement, including, without limitation, expenses incurred in the conduct of the Company's business while away from his domicile and expenses for travel, meals, lodging, entertainment and related expenses that are for the benefit of the Company.

     7.     Other  Benefits.
     (a) During the Term, Adkins shall be entitled to participate in all profit-sharing, insurance, medical and retirement benefit plans, together with vacation and other employee benefits of the Company, now in effect or as hereafter amended or established, in which Company executive employees are permitted to participate. Adkins' participation shall be in accordance with the terms and provisions of such plans.

     (b) During the Term, the Company shall furnish Adkins with a suitable office, necessary administrative support and customary furniture and furnishings for such office. The Company further agrees that Adkins shall have the use of a Company-owned or Company-leased and maintained automobile, new every three years, of a kind and model appropriate to his position with the Company.

     8.     Termination.
     (a) Termination for Cause. Adkins' employment under this Agreement may be terminated by the Company at any time for "cause". In the event of termination for "cause," Adkins (i) shall only be entitled to the payment of the compensation and benefits contemplated by Section 5, 6, and 7 through the date termination (except for any benefits that the Company may be required to continue to provide by law) and (ii) and shall not be entitled to any severance benefits under this Agreement. Unless a Change in Control has occurred, "cause" shall be as the Board may reasonably determine. Following a Change in Control, the Company may terminate the Adkins' employment for "cause" only if Adkins engages in:

          (i) conduct that constitutes a felony under the laws of the United States or a state in which Adkins works or resides;

          (ii) an act or acts of dishonesty resulting, or intended to result, directly or indirectly in material gain to or personal enrichment of Adkins at the Company's expense;

          (iii) a deliberate and intentional refusal (except by reason of incapacity due to illness or accident) to comply with the provisions of Section 1, provided that such breach shall have resulted in demonstrably material injury to the Company, and Adkins shall have failed to remedy such breach within thirty days after notice received from the Secretary of the Company demanding that Adkins remedy such breach; or

          (iv) conduct by Adkins that is materially injurious to the Company, if such conduct was undertaken without good faith and the reasonable belief that such conduct was in the best interest of the Company.

     (b)  Termination Following a Change in Control. After a Change in Control:

          (i) the Company may terminate the Adkins' employment under this Agreement at any time and for any reason; and

          (ii) Adkins may terminate his employment at any time following the occurrence of any of the following events:

               (A) failure to elect or reelect Adkins to, or removal of Adkins from, the position described in Section 1;

               (B) Adkins' good-faith determination that there has been a significant change in the nature or scope of his authorities, powers, functions, duties or responsibilities attached to the position described in Section 1 or a reduction in his compensation as provided in Section 5 or his benefits as provided in Section 7, which change or reduction is not remedied within thirty days after notice to the Company by Adkins;

               (C) any other breach by the Company of any provision of this Agreement that is not remedied within 30 days after notice to the Company by Adkins; or

               (D) the liquidation, dissolution, consolidation or merger of the Company or transfer of all or a significant portion of its assets, unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets has been transferred shall have assumed all duties and obligations of the Company under this Agreement; provided that in any event set forth in this
                    Section 8(b)(ii), Adkins shall have elected to terminate his employment under this Agreement upon not less than 40 and not more than 90 days' notice to the Board, attention of the Secretary of the Company, given within three calendar months after (1) failure to be so elected or reelected, or such removal, (2) expiration of the 30-day cure period with respect to such event, or (3) the closing date of such liquidation, dissolution, consolidation, merger or transfer of assets.

     An election by Adkins to terminate his employment under the provisions of this Section 8(b)(ii) shall not be deemed a voluntary termination of employment by Adkins for the purposes of this Agreement or any plan or practice of the Company.

     (c) Payment Upon Termination. In the event that (i) the Company terminates Adkins' employment under this Agreement for any reason other than Cause or Adkins' death or (ii) Adkins terminates his employment under this Agreement pursuant to Section 8(B)(ii), the Company shall continue to pay to Adkins (or in the event of his death following such termination, his legal representative) his Base Compensation under
          Section 5, at the semi-monthly rate in effect immediately prior to the date of such termination, until May 31, 2004.

     (d) Change In Control. For the purposes of this Agreement, Change in Control shall mean a change in the control of the Company during the Term, which shall be deemed to have occurred if:

          (i) The registration of the Company's voting securities under the Securities Exchange Act of 1934, as amended (the "1934 Act"), terminates or the Company shall have fewer than 300 stockholders of record; or

          (ii) any person or group (within the meaning of sections 13(d) and 14(d) of the 1934 Act), other than the Company or any of its majority-controlled subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of 30 percent or more of the combined voting power of the Company's then outstanding voting securities; or

          (iii) a tender offer or exchange offer (other than an offer by the Company or a majority-controlled subsidiary), pursuant to which 30 percent or more of the combined voting power of the Company's then outstanding voting securities is purchased, expires; or

          (iv) the stockholders of the Company approve an agreement to merge or consolidate with another corporation (other than a majority-controlled subsidiary of the Company) unless the stockholders of the Company immediately before the merger or consolidation are to own more than 70 percent of the combined voting power of the resulting entity's voting securities; or

          (v) the Company's stockholders approve an agreement (including, without limitation, a plan of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of the Company; or

          (vi) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (vii) the acquisition of direct or indirect beneficial ownership of more than 15 percent of the Company's then outstanding voting securities by any person or group is approved over the formal objection of the Company by the Securities and Exchange Commission pursuant to section 9 of the Public Utility Holding Company Act of 1935, as amended.

     However, no Change in Control shall be deemed to have occurred by reason of any event involving a transaction in which Adkins, or a group of persons or entities with which Adkins acts in concert, acquires, directly or indirectly, more than 30 percent of the common stock or the business or assets of the Company; any event involving or arising out of a proceeding under Title 11 of the United States Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law; or any event constituting approval by the Company's stockholders of a merger or consolidation if a majority of the group consisting of the President and Vice Presidents of the Company who are parties to agreements conferring rights upon a Change in Control shall have agreed in writing prior to such approval that approval shall be deemed not to constitute a Change in Control.

     9. Mitigation. Adkins shall not be required to mitigate the amount of any payment provided for in this Agreement either by seeking other employment or otherwise. The amount of any payment provided for herein shall not be reduced by any remuneration that Adkins may earn from employment with another employer or otherwise following the termination of his employment under this Agreement.

     10. Noncompetition Covenant. For a period of one year following the termination of Adkins' employment under this Agreement or, if Adkins has given a notice pursuant to Section 8(b)(ii), for a period of 15 months following the giving of such notice, Adkins shall assist no individual or entity other than the Company to acquire any entity with respect to which a proposal to acquire the entity was presented to the Board prior to the beginning of the period.

     11. Indemnification. The Company shall indemnify Adkins to the fullest extent permitted by applicable Delaware law (as it may be amended from time to time), including the advance of expenses permitted herein.

     12. Performance. The failure of either party to this Agreement to insist upon strict performance of any provision hereof shall not constitute a waiver of its rights subsequently to insist upon strict performance of such provision or any other provision of this Agreement.

     13. Non-Assignability. Neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other party.

     14. Invalidity. If any provisions of this Agreement shall be found to be invalid by any court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

     15. Arbitration and Legal Fees. In the event of any dispute regarding a refusal or failure by the Company to make payments or provide benefits hereunder for any reason, Adkins shall have the right, in addition to all other rights and remedies provided by law, to arbitration of such dispute under the rules of the American Arbitration Association, which right shall be invoked by serving upon the Company a notice to arbitrate, stating the place of arbitration, within 90 days of receipt of notice in any form (including, without limitation, failure by the Company to respond to a notice from Adkins within 30 days) that the Company is withholding or proposes to withhold payments or provisions of benefits. In the event of any such dispute, whether or not Adkins exercises his right to arbitration, if it shall ultimately be determined that the Company's refusal or failure to make payments or provide benefits hereunder was wrongful or otherwise inconsistent with the terms of this Agreement, the Company shall indemnify and hold harmless Adkins from and against any and all expenses incurred in connection with such determination, including legal and other fees and expenses.

     16. Successors. This Agreement shall be binding upon and inure to the benefit of Adkins (and his personal representative), the Company and any successor organization or organizations that shall succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisition of substantially all of the assets of the Company or otherwise, including by operation of law.

     17. Set-off. The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments or benefits provided for in this Agreement.

     18. Amendments. No amendment to this Agreement shall be effective unless in writing and signed by both the Company and Adkins.

     19. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     20. Notices. Unless otherwise stated herein, all notices hereunder shall be in writing and shall be deemed to be given when personally delivered or mailed by United States registered or certified mail, postage prepaid, to, if to the Company, 909 Silver Lake Boulevard, Dover, Delaware 19901, and, if to Adkins, the last address therefor shown on the records of the Company. Either the Company or Adkins may, by notice to the other, designate an address other than the foregoing for the receipt of subsequent notices.

     21. Withholding. The Company may withhold from any amounts payable to Adkins hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

     22. Nature of Payments Upon Termination. All payments to Adkins pursuant to Section 8 be considered as liquidated damages or as severance payments in consideration of Adkins' past services to the Company, and no such payment shall be regarded as a penalty to the Company.

     23. Acknowledgment. The parties hereto each acknowledge that each has read this Agreement and understands the same and that each enters into this Agreement freely and voluntarily.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                               CHESAPEAKE  UTILITIES  CORPORATION


[CORPORATE  SEAL]         By:  ___________________________________
                               Name:
                              Title:

ATTEST:

___________________________
Secretary

                               CHAIRMAN

                               _________________________________
                               Ralph  J.  Adkins

                              CHAIRMAN OF THE BOARD

                              POSITION DESCRIPTION
                                 JANUARY 1, 2003



Provide  leadership  to the Board, and serve as Chair of the Executive Sessions.

Acts  as  a  liaison  between  the  Board  and  management.

Along with other Directors, ensure the proper functioning of the Board in fulfilling its approved role and responsibilities.

Schedule meetings of the full Board and works with committee chairmen to coordinate the schedule of meetings for committees.

Organizes and presents agenda for regular and special board meetings based on input from the Chief Executive Officer and the other directors.

Ensure proper flow of information to the Board, reviewing adequacy and timing of documentary materials in support of management's proposals.

Ensures adequate lead time for effective study and discussion of business under consideration.

Oversees  the  preparation  and distribution of proxy materials to stockholders.

Helps the Board fulfill the goals it sets by assigning specific tasks to members of the Board.

Identifies guidelines for the conduct of the directors and ensures that each director is making a significant contribution.

Together with the Chief Executive Officer, represents the Company to external groups: shareholders, bankers, local communities, federal, state and local governments.

Working with the Governance Committee, ensures proper committee structure including assignments of members and committee chairmen.

Carries out other duties as requested by the Board as a whole, depending on need and circumstances.